UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 29, 2007

VISUAL MANAGEMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-133936	68-0634458
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

1000 Industrial Way North, Suite C
Toms River, New Jersey  08755

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (604) 725-5214

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1	REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

Section 2	FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 29, 2007, Visual Management Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three affiliated institutional investors for the sale of 5% Secured Debentures (the "Secured Debentures") and Common Stock Purchase Warrants (the "Warrants").  On November 30, 2007, the Company issued an aggregate of $3.75 million principal amount of Secured Debentures at an original issue discount of 20% and 11,250,000 Warrants, resulting in net proceeds to the Company of $2,660,000, after deducting fees and expenses.

The Secured Debentures are due in May 2010.  Interest on the Secured Debentures accrues at the rate of 5% per annum and is payable quarterly beginning on January 1, 2008.  Monthly redemption payments equal to 1/18th of the principal amount due under each Secured Debenture begin on December 1, 2008.  Monthly redemption payments must also include any accrued interest on the portion of the Secured Debentures being redeemed.  The Company has the right to pay interest and monthly redemption payments in cash, or upon notice to the holders and compliance with certain Equity Conditions (as defined in the Secured Debenture), the Company can pay all or a portion of any such payment in Common Stock valued at a price equal to the lesser of the then effective Conversion Price (initially $0.50) or 85% of the volume weighted average price ("VWAP") per share as reported by Bloomberg L.P. for the Company's Common Stock for the ten trading days prior to the payment date or the date that the shares are delivered. The Company has the option, subject to compliance with certain Equity Conditions, to redeem the Secured Debentures before their maturity by payment in cash of 120% of the then outstanding principal amount of the Secured Debenture plus accrued interest and other charges.

The Secured Debentures are convertible at anytime at the discretion of the holder at a conversion price per share of $0.50, subject to adjustment including full-ratchet anti-dilution protection. The Company also has the right to force conversion if the VWAP for the Company's Common Stock exceeds $2.88 for 20 trading days out of a consecutive 30 trading day period and the Equity Conditions are met.

The Secured Debentures impose certain covenants on the Company, including restrictions against incurring additional indebtedness (other than Permitted Indebtedness as defined in the Secured Debentures), creating any liens on its property (other than Permitted Liens as defined in the Secured Debentures), amending its Certificate of Incorporation or Bylaws, redeeming or paying dividends on shares of its outstanding Common Stock, and entering into certain related party transactions. The Secured Debentures define certain Events of Default, including without limitation failure to make a required payment, failure to observe other covenants of the Secured Debentures or related agreements (subject to applicable cure periods), breach of representation or warranty, bankruptcy, default under another significant contract or credit obligation, the Company's Common Stock ceases to be eligible for listing or quotation on a trading market, a change in control, failure to file and maintain the effectiveness of a registration statement covering the resale of the Common Stock underlying the Secured Debentures and the Warrants, or failure to deliver share certificates in a timely manner. On the occurrence of an Event of Default, the holders of the Secured Debentures have the right to accelerate all amounts outstanding under the Secured Debentures and demand payment of a Mandatory Default Amount equal to 130% of the principal amount outstanding under the Secured Debenture, plus accrued interest and expenses.

The Company’s obligations under the Secured Debentures are secured by substantially all of the Company’s assets.

The Company issued an aggregate of 11,250,000 Warrants in connection with the transaction. Each Warrant expires in November 2014 and entitles the holder to purchase one share of the Company’s common stock at a price of $1.15 per share, subject to adjustment, including full-ratchet anti-dilution protection.

The Company also entered into a Registration Rights Agreement between the Company and the institutional investors, pursuant to which the Company agreed to file a registration statement covering the resale of the shares of Common Stock that may be issued to investors upon the conversion of the Secured Debentures, payment in kind, and the exercise of the Warrants, and to maintain the effectiveness of that registration statement (subject to certain limitations) for a period of time until the holders can sell the underlying Common Stock without volume restrictions under Rule 144(k).  The Company is required to pay liquidated damages of two percent (2%) of the total purchase price of the Secured Debentures per month, capped at twenty percent (20%), to the investors upon the occurrence of one or more registration defaults, including a failure to file the registration statement on or before December 29, 2007 and the failure to obtain and maintain effectiveness of the registration statement in accordance with the terms of the registration rights agreement.

The Secured Debentures and Warrants were issued to the institutional investors in a private placement transaction in accordance with Rule 506 under Regulation D of the Securities Act of 1933.  Kuhn Brothers Securities Corporation, Inc. acted as an advisor to the Company in connection with the transaction and received a fee of $300,000 and warrants to acquire 1,500,000 shares of Common Stock at an exercise price of $.50 in connection with its services.

The description of the transaction contained herein is qualified in its entirety by reference to the Purchase Agreement, the Registration Rights Agreement, the Form of Secured Debenture and the Form of Warrant, each of which are filed as an Exhibit to this report and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Exhibits

4.6	Securities Purchase Agreement by and among the Company and the investors identified therein, dated as of November 28, 2007.

4.7	Form of 5% Secured Debenture.

4.8	Form of Common Stock Purchase Warrant.

4.9	Registration Rights Agreement executed by the Company and for the benefit of the holders of the 5% Secured Debentures. .

4.10	Form of Placement Agent Warrant

10.10	Security Agreement dated November 30, 2007 executed by the Company and its subsidiaries for the benefit of the holders of the 5% Secured Debentures.

10.11	Subsidiary Guaranty executed by the subsidiaries of the Company for the benefit of the holders of the 5% Secured Debentures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Management Systems, Inc.
(Registrant)

By:	/s/ Jason Gonzalez
Name:	Jason Gonzalez
Title:	President and Chief Executive Officer

Dated:  December 4, 2007

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